                                                                    Exhibit 10.2

Timothy J. McGrath. Effective November 2002, Mr. McGrath began serving as the Executive Vice President of Sales and Marketing for Insight North America and, in the first quarter of 2003, became eligible for incentive compensation, in place of previous arrangements regarding incentive compensation, for an incentive bonus of 0.75% of our net earnings provided that our net earnings exceed stated minimum amounts. Our net earnings exceeded the minimum amounts for the quarter ended March 31, 2003.